UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 22, 2004

Commission file number 1-5064

Jostens, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	41-0343440
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5501 American Blvd. West, Minneapolis, Minnesota	55437
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (952) 830-3300

Item 5.    Other Events and Regulation FD Disclosure

On June 22, 2004, Jostens, Inc. announced its decision to move its graduation diploma customer service and production operations from its Red Wing, MN plant to facilities in Owatonna, MN, Shelbyville, TN and Topeka, KS and, consequently, close the Red Wing, MN plant.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description
99.1	Press release issued by Jostens, Inc. dated June 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JOSTENS, INC.

Date: June 23, 2004	/s/ Robert C. Buhrmaster
Robert C. Buhrmaster

Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release issued by Jostens, Inc. dated June 22, 2004.